EXHIBIT 16


   KALMAR POOLED INVESTMENT TRUST - KALMAR "GROWTH-WITH-VALUE" SMALL CAP FUND


                                                              INCEPTION
                                                              ---------
# YEAR IN PERIOD                                                 N/A
AVERAGE ANNUAL TOTAL RETURN                                      N/A
CUMULATIVE TOTAL RETURN                                        46.35%

CUMULATIVE TOTAL RETURN

(ERV/P)                -1=T

(1,463.46/1,000 )             -1   =    T
                          0.4635   =    T
                          46.35%   =    T